Exhibit 99.1
DCP MIDSTREAM REPORTS FIRST QUARTER RESULTS
DENVER, May 3, 2023 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three months ended March 31, 2023.
HIGHLIGHTS
•For the three months ended March 31, 2023, DCP had net income attributable to partners of $211 million, net cash provided by operating activities of $135 million, adjusted EBITDA of $338 million, and distributable cash flow of $230 million.
•Generated $93 million of excess free cash flow for the three months ended March 31, 2023, after fully funding distributions and growth capital.

FIRST QUARTER 2023 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$211	$80
Net income per limited partner unit - basic and diluted	$0.99	$0.32
Net cash provided by operating activities	$135	$189
Adjusted EBITDA(1)	$338	$436
Distributable cash flow(1)	$230	$337
Excess free cash flow(1)	$93	$247
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

COMMON UNIT DISTRIBUTIONS
On April 19, 2023, DCP announced a quarterly common unit distribution of $0.43 per limited partner unit. DCP generated distributable cash flow of $230 million for the three months ended March 31, 2023. Distributions declared were $90 million for the three months ended March 31, 2023.
FIRST QUARTER 2023 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing segment net income attributable to partners for the three months ended March 31, 2023 and 2022 was $195 million and $141 million, respectively.

Adjusted segment EBITDA decreased to $205 million for the three months ended March 31, 2023, from $212 million for the three months ended March 31, 2022, primarily as a result of lower NGL marketing and storage results, partially offset by favorable gas marketing activity and higher tariffs on NGL pipelines.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	312	291	288
Southern Hills	67%	128	115	114	118
Front Range	33%	87	76	79	73
Texas Express	10%	37	23	22	21
Other	Various	310	197	181	182
Total		895	723	687	682

Gathering and Processing
Gathering and Processing segment net income attributable to partners for the three months ended March 31, 2023 and 2022 was $179 million and $71 million, respectively.
Adjusted segment EBITDA decreased to $223 million for the three months ended March 31, 2023, from $278 million for the three months ended March 31, 2022, as a result of higher operating and maintenance expenses and lower commodity pricing.
The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022
System	Net Plant/Treater Capacity (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,575	1,586	1,567
Midcontinent	1,110	803	826	797
Permian	1,220	1,091	1,006	966
South	1,630	1,055	1,012	780
Total	5,540	4,524	4,430	4,110

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on March 18, 2027. As of March 31, 2023, total unused borrowing capacity under the Credit Agreement was

$1,173 million, net of $225 million of outstanding borrowings and $2 million of letters of credit under the Credit Agreement.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2024. As of March 31, 2023, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
As of March 31, 2023, DCP had $4.9 billion of total consolidated principal debt outstanding. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended March 31, 2023, DCP's bank leverage ratio was 2.55 times. The effective interest rate on DCP's overall debt position, as of March 31, 2023, was 5.69%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended March 31, 2023, DCP had growth capital expenditures and equity investments totaling $47 million, and sustaining capital expenditures totaling $34 million.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Phillips 66 and Enbridge. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.
CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Mike Fullman
michael.fullman@p66.com
303-605-1628

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,476	$3,455
Transportation, processing and other	163	155
Trading and marketing gains (losses), net	87	(235)
Total operating revenues	2,726	3,375
Purchases and related costs	(2,228)	(3,075)
Operating and maintenance expense	(197)	(152)
Depreciation and amortization expense	(90)	(90)
General and administrative expense	(80)	(55)
Gain on sale of assets, net	—	7
Restructuring costs	(10)	—
Total operating costs and expenses	(2,605)	(3,365)
Operating income	121	10
Interest expense, net	(68)	(71)
Earnings from unconsolidated affiliates	160	143
Income tax expense	(1)	(1)
Net income attributable to noncontrolling interests	(1)	(1)
Net income attributable to partners	211	80
Series A preferred partner's interest in net income	—	(9)
Series B preferred partner's interest in net income	(3)	(3)
Series C preferred partner's interest in net income	(2)	(2)
Net income allocable to limited partners	$206	$66
Net income per limited partner unit — basic and diluted	$0.99	$0.32
Weighted-average limited partner units outstanding — basic	208.6	208.4
Weighted-average limited partner units outstanding — diluted	208.6	208.8

	March 31,	December 31,
	2023	2022
	(Millions)
Cash and cash equivalents	$1	$1
Other current assets	1,269	1,701
Property, plant and equipment, net	7,759	7,763
Other long-term assets	3,855	3,869
Total assets	$12,884	$13,334

Current liabilities	$1,382	$1,998
Current debt	7	506
Long-term debt	4,892	4,357
Other long-term liabilities	455	437
Partners' equity	6,124	6,011
Noncontrolling interests	24	25
Total liabilities and equity	$12,884	$13,334

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$211	$80
Interest expense, net	68	71
Depreciation, amortization and income tax expense, net of noncontrolling interests	91	91
Distributions from unconsolidated affiliates, net of earnings	8	25
Gain on sale of assets, net	—	(7)
Non-cash commodity derivative mark-to-market	(40)	176
Adjusted EBITDA	338	436
Interest expense, net	(68)	(71)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(34)	(13)
Distributions to preferred limited partners (b)	(5)	(14)
Other, net	(1)	(1)
Distributable cash flow	230	337
Distributions to limited partners	(90)	(81)
Expansion capital expenditures and equity investments, net of reimbursable projects	(47)	(9)
Excess free cash flow	$93	$247

Net cash provided by operating activities	$135	$189
Interest expense, net	68	71
Net changes in operating assets and liabilities	198	2
Non-cash commodity derivative mark-to-market	(40)	176
Other, net	(23)	(2)
Adjusted EBITDA	338	436
Interest expense, net	(68)	(71)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(34)	(13)
Distributions to preferred limited partners (b)	(5)	(14)
Other, net	(1)	(1)
Distributable cash flow	230	337
Distributions to limited partners	(90)	(81)
Expansion capital expenditures and equity investments, net of reimbursable projects	(47)	(9)
Excess free cash flow	$93	$247
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$195	$141
Non-cash commodity derivative mark-to-market	5	45
Depreciation and amortization expense	2	3
Distributions from unconsolidated affiliates, net of earnings	3	23
Adjusted segment EBITDA	$205	$212

Operating and financial data:
NGL pipelines throughput (MBbls/d)	723	682
NGL fractionator throughput (MBbls/d)	50	53
Operating and maintenance expense	$9	$8

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$179	$71
Non-cash commodity derivative mark-to-market	(45)	131
Depreciation and amortization expense, net of noncontrolling interest	84	81
Distributions from unconsolidated affiliates, net of earnings	5	2
Gain on sale of assets, net	—	(7)
Adjusted segment EBITDA	$223	$278

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,524	4,110
NGL gross production (MBbls/d)	419	402
Operating and maintenance expense	$182	$140